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                                     [LOGO]
                                  THE HARTFORD

                        HARTFORD LIFE INSURANCE COMPANY
                              200 HOPMEADOW STREET
                               SIMSBURY, CT 06089

               PERSONAL PENSION ACCOUNT ANNUITY RIDER ENDORSEMENT

This endorsement is issued as part of the contract to which it is attached (the "Contract"). This endorsement is effective on the date it is issued to You. Except where this endorsement provides otherwise, it is subject to all of the conditions and limitations of the Contract and the Personal Pension Account Annuity Rider. In the event of a conflict between the terms of this endorsement, the Personal Pension Account Annuity Rider and the Contract, the provisions of this endorsement shall prevail.

This endorsement modifies the Contract and the Personal Pension Account Annuity Rider. All Personal Pension Account Payouts will be paid under the Annuity Payout Option as specified in writing by You when the initial Contribution is made into Your Personal Pension Account. The Annuity Payout Option chosen by You may not be changed, unless approved by Us.

1. The following terms amend or supplement the DEFINITION OF CERTAIN TERMS of the Contract and the Personal Pension Account Annuity Rider:

JOINT ANNUITANT -- Upon annuitization or a Personal Pension Account Payout Start Date, as the case may be, a person other than the Annuitant on whose continuation of life annuity payments and/or Personal Pension Account Payouts may be made.

PREMIUM TAX -- The amount of tax, if any, We are charged by a federal, state, or other governmental entity on Deposits or any portion of the Total Balance that annuitizes. If subject to a Premium Tax, We may deduct the tax at the time We pay the tax to the applicable taxing authorities, at the time this Contract is surrendered, on each or any Personal Pension Account Payout Start Date and/or on the Annuity Commencement Date. If We deduct the tax after Your Deposits have been applied to the Accounts or Personal Pension Account, the tax will be deducted from such account(s) on a pro-rata basis.

TARGET INCOME AGE -- The year when Personal Pension Account Payouts are expected to begin. The Target Income Age varies based on whether the Second or Eighth Option was chosen as specified (i) in the Application or (ii) if later, in writing by You on the Valuation Day when the initial Contribution is made into Your Personal Pension Account. For the Second Option, the Target Income Age is determined based on the age of the Annuitant as of the Valuation Day when the initial Personal Pension Account Contribution is made and may not be later than [twenty] years from the Annuitant's age as of the Valuation Day when the initial Personal Pension Account Contribution is made or the Annuitant's [80th] birthday, whichever shall first occur. For the Eighth Option, the Target Income Age is determined based on the age of the oldest Annuitant as of the Valuation Day when the initial Personal Pension Account Contribution is made and may not be later than [twenty] years from the oldest Annuitant's age as of the Valuation Day when the initial Personal Pension Account Contribution is made or the oldest Annuitant's [80th] birthday, whichever shall first occur. We may reset Your Target Income Age to provide You with the maximum available Guarantee Window if You fail to do so.

HL-PPA-JS-11                                                   PRINTED IN U.S.A.
                                                                      V0C878.FRM

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2. The ANNUITY OPTIONS under SETTLEMENT PROVISIONS of the Contract is amended to add the following:

EIGHTH OPTION -- Joint and Last Survivor Life Annuity With a Cash Refund -- Prior to the Annuity Commencement Date, this is an Annuity which provides for Personal Pension Account Payouts for as long as the Owner, Annuitant and the Joint Annuitant are alive based on [100%] of the applicable scheduled Payout Purchase Rate(s). The previously established Guarantee Window, Payout Purchase Rate(s), and Credited Interest Rate(s) will continue to apply for the duration of the Personal Pension Account Annuity Rider following the first death of the Owner, Annuitant or the Joint Annuitant. Personal Pension Account Payouts will cease with the death of the remaining survivor and any remaining Benefit Balance will be paid to the Beneficiary.

On or after the Annuity Commencement Date, this is an Annuity which provides for Personal Pension Account Payouts for as long as the Annuitant or Joint Annuitant is alive based on [100%] of the applicable scheduled Payout Purchase Rate(s). Personal Pension Account Payouts will cease with the death of the remaining survivor and any remaining Benefit Balance will be paid to the Beneficiary.

You must irrevocably designate a Joint Annuitant when electing this option. The Joint Annuitant must be the Annuitant's spouse (as defined in the Code). The Joint Annuitant must also be the sole Beneficiary, an Owner or Contingent Annuitant.

By electing this option, You will also be deemed to have elected spousal contract continuation not later than the first death of the Owner, Annuitant or Joint Annuitant.

This option is only available for fixed dollar Personal Pension Account Payouts and may not be combined with the Second Option -- Life Annuity with Cash Refund.

You may make a one time election to convert to the Second Option upon completion of divorce proceedings provided that You become the sole, remaining Owner and Personal Pension Account Payouts have not commenced. The Target Income Age will be reset depending on whether it was initially established based on Your age or the age of Your Spouse. Credited Interest Rates and Payout Purchase Rates will also be reset based on the remaining Owner's age and gender as of the date of conversion.

3. The DEATH BENEFIT BEFORE THE ANNUITY COMMENCEMENT DATE provision of the Contract, as amended by Article I, section 13 of the Personal Pension Account Annuity Rider, is deleted and replaced with the following:

        DEATH BENEFIT BEFORE THE ANNUITY COMMENCEMENT DATE (SECOND OPTION ONLY) The Death Benefit payable is equal to the greater of the:

            a)  Total Balance; or
            b) The greatest Death Benefit payable under the Personal Pension Account Annuity Rider, as amended by this endorsement, and any other rider or endorsement then made part of this Contract as specified by Us.

        Payment of the Death Benefit will be subject to the restrictions contained in the "Distribution Requirements" section of the Contract.

4. The first sentence under the CONTRIBUTIONS TO YOUR PERSONAL PENSION ACCOUNT provision appearing in Article II of the Personal Pension Account Annuity Rider is deleted and replaced with the following:

        You may make subsequent Contributions until the earlier of:

                a) Your Annuity Commencement Date (even if Personal Pension Account Payouts have begun);
                b) Notification to Us of the death of the relevant Owner, Annuitant or Joint Annuitant, if applicable, pursuant to the applicable Annuity Payout Option; or
                c)  The Valuation Day the Contract terminates.

HL-PPA-JS-11                                                   PRINTED IN U.S.A.
                                                                      V0C879.FRM

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5.  The following sentence is added to the conclusion of the second paragraph of
ELECTING TO RECEIVE PERSONAL PENSION ACCOUNT PAYOUTS provision appearing in
Article II, section 2 of the Personal Pension Account Annuity Rider:

          The age of the Annuitant's spouse in relation to the Annuitant will be used when establishing Payout Purchase Rates applicable during a Guarantee Window and as of each Personal Pension Account Payout Start Date for the purposes of the Eighth Option.

6. The fourth paragraph of ELECTING TO RECEIVE PERSONAL PENSION ACCOUNT PAYOUTS provision appearing in Article II, section 2 of the Personal Pension Account Annuity Rider is deleted.

7. The following provisions are added to the conclusion of the DEATH BENEFIT provision appearing in Article II, Section 4 of the Personal Pension Account Annuity Rider:

         i)   SECOND OPTION.

              a. BEFORE THE ANNUITY COMMENCEMENT DATE. Personal Pension Account Payouts will terminate on the Valuation Day when We are notified of the death of any of the following contract parties: Owner, any joint Owner or Annuitant; whereupon the Death Benefit shall become due and payable. Your Benefit Balance may then be converted into Contract Value and transferred to the Money Market Fund or paid as a lump sum without commutation. Unless We agree otherwise, Contract Value may not be reallocated back into the Personal Pension Account.

                    If the Contract is eligible to continue with the spouse as the Owner, and the Annuitant is still alive, the Benefit Balance may remain in the Personal Pension Account and no Death Benefit shall be payable until We are notified of the death of such spouse. The previously established Guarantee Window, Payout Purchase Rates, and Credited Interest Rates will then continue to apply. Alternatively, the spouse may elect to transfer the Benefit Balance to the Money Market Fund.

                    If the Contract is eligible to continue with the spouse as the Owner, and the surviving spouse has replaced the deceased Annuitant, the Benefit Balance will be converted into Contract Value and transferred to the Money Market Fund.

                    Commutation shall not apply to the conversion of Benefit Balance into Contract Value and transfer to the Money Market Fund following the death of the Owner, joint Owner or Annuitant.

              b. AFTER THE ANNUITY COMMENCEMENT DATE. Personal Pension Account Payouts will terminate on the Valuation Day when We are notified of the death of the Annuitant. The Death Benefit payable shall equal Your Benefit Balance as of such Valuation Day and any additional Death Benefit payable under any settlement option made part of this Contract as specified by Us.

         ii)  EIGHTH OPTION.

              a. BEFORE THE ANNUITY COMMENCEMENT DATE. The Personal Pension Account Death Benefit shall become due and payable on the Valuation Day when We are notified that the Owner, Annuitant and Joint Annuitant have all become deceased. No Death Benefit shall therefore be payable upon the first death of the Owner, Annuitant or Joint Annuitant. Your Personal Pension Account Payouts, Guarantee Window, Payout Purchase Rates, and Credited Interest Rates will then continue to apply until the Death Benefit becomes payable. The Death Benefit will be the greater of (x) the Total Balance as of the Valuation Day when We are notified that the Owner, Annuitant and Joint Annuitant have all become deceased, or
                   (y) the greatest Death Benefit payable under the Personal Pension Account Annuity Rider, as amended by this endorsement, and any other rider or endorsement then made part of this Contract as specified by Us. Payment of the Death Benefit will be subject to the restrictions contained in the "Distribution Requirements" section of the Contract.

HL-PPA-JS-11                                             PRINTED IN U.S.A.
                                                                V0C880.FRM

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                    Alternatively, You may notify Us In Writing following the
                    first death of the Owner, Annuitant or Joint Annuitant that You desire to rescind and irrevocably waive spousal contract continuation rights and receive the Death Benefit payable under any settlement option made part of this Contract as specified by Us. The Death Benefit shall equal the greater of (x) Total Balance, or (y) the greatest Death Benefit payable under the Personal Pension Account Annuity Rider, as amended by this endorsement, and any other rider or endorsement then made part of this Contract as specified by Us. Total Balance shall be reduced to reflect Personal Pension Account Payouts received between the first death and the payment of the Death Benefit. Payment of the Death Benefit will be subject to the restrictions contained in the "Distribution Requirements" section of the Contract.

              b. AFTER THE ANNUITY COMMENCEMENT VALUATION DAY. The Death Benefit payable shall equal Your Benefit Balance as of the Valuation Day We are notified of the death of both the Annuitant and Joint Annuitant and any additional Death Benefit payable under any settlement option made part of this Contract as specified by Us.

8. The Table of Minimum Guaranteed Payout Purchase Rates is amended to include the following additional table with respect to the Eighth Option only:

            JOINT AND LAST SURVIVOR WITH CASH REFUND ANNUITY OPTION
             (Minimum monthly income payment for $1,000 of premium)
                      Rates Do Not Reflect Any Age Setback

    AGE OF MALE
     ANNUITANT
        AT                     AGE OF FEMALE/JOINT ANNUITANT AT COMMENCEMENT
   COMMENCEMENT        35          40          45          50          55          60
---------------------------------------------------------------------------------------
        35            $2.18       $2.22       $2.26       $2.29       $2.30       $2.31
        40            $2.21       $2.27       $2.33       $2.38       $2.42       $2.44
        45            $2.24       $2.32       $2.41       $2.49       $2.56       $2.60
        50            $2.27       $2.36       $2.48       $2.60       $2.70       $2.78
        55            $2.28       $2.39       $2.53       $2.68       $2.83       $2.96
        60            $2.29       $2.40       $2.56       $2.74       $2.93       $3.12
        65            $2.29       $2.41       $2.57       $2.77       $3.00       $3.24
        70            $2.29       $2.41       $2.57       $2.78       $3.03       $3.32
        75            $2.29       $2.41       $2.57       $2.78       $3.03       $3.35
        80            $2.29       $2.41       $2.57       $2.78       $3.03       $3.35
        85            $2.29       $2.41       $2.57       $2.77       $3.03       $3.35

    AGE OF MALE
     ANNUITANT
        AT                 AGE OF FEMALE/JOINT ANNUITANT AT COMMENCEMENT
   COMMENCEMENT            65          70          75          80          85
-------------------  ----------------------------------------------------------
        35                $2.32       $2.32       $2.32       $2.31       $2.31
        40                $2.45       $2.45       $2.45       $2.45       $2.44
        45                $2.62       $2.63       $2.63       $2.62       $2.62
        50                $2.83       $2.85       $2.85       $2.85       $2.85
        55                $3.05       $3.11       $3.13       $3.13       $3.12
        60                $3.28       $3.40       $3.45       $3.47       $3.47
        65                $3.49       $3.70       $3.83       $3.89       $3.90
        70                $3.64       $3.96       $4.22       $4.37       $4.43
        75                $3.72       $4.15       $4.56       $4.89       $5.07
        80                $3.76       $4.24       $4.80       $5.34       $5.74
        85                $3.76       $4.28       $4.92       $5.65       $6.34

* Setback Age -- The Minimum Guaranteed Payout Purchase Rates are age dependent. The amount of the payment will be based on the age of the Annuitant and Joint Annuitant, less the age set-back period that is a specified number of years younger than the Annuitant's and Joint Annuitant's attained age. The factors will utilize a 10 year set-back to determine the revised age. Payments for any available annuity payment frequency, age, or combination of ages not shown will be quoted upon request.

Except as hereinabove and hereinbefore modified, all other terms and conditions of the Contract and the Personal Pension Account Annuity Rider shall be and remain in full force and effect.

Signed for HARTFORD LIFE INSURANCE COMPANY

    [ /s/ David N. Levenson           /s/ Terence Shields
    ----------------------------      ----------------------------------------
    DAVID N. LEVENSON, PRESIDENT      TERENCE SHIELDS, CORPORATE SECRETARY ]

HL-PPA-JS-11                                             PRINTED IN U.S.A.
                                                                V0C881.FRM